Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of this 28 day of December, 2020, by and between 350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company (“Landlord”), and NEUBASE THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 2, 2020 (the “Lease”), pursuant to which Tenant leases from Landlord that certain space consisting of approximately fourteen thousand one hundred eighty-nine (14,189) rentable square feet of space known as Suite 400 (the “Leased Premises”) in that certain building (the “Building”) located at 350 Technology Drive, Pittsburgh, PA 15219, as such Leased Premises and Building are more particularly described in the Lease. All capitalized terms used in this Amendment shall have the same meanings ascribed thereto in the Lease unless otherwise defined or modified herein; and

WHEREAS, pursuant to the Lease, if the Cost of Tenant Improvements is greater than the Threshold Amount, Landlord and Tenant are required to enter into an amendment reflecting an increase in Annual Base Rent; and

WHEREAS, the Cost of Tenant Improvements is greater than the Threshold Amount and therefore Landlord and Tenant desire to adjust the Annual Base Rent as set forth in this Amendment; and

WHEREAS, Landlord and Tenant also desire to amend the suite number of the Leased Premises as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, covenant and agree as follows:

1.            Recitals. The foregoing recitals are incorporated into this Amendment by reference as if set forth in full.

2.            Amendments to Lease. The Lease is hereby modified and amended as follows:

(a)            Suite Number. The suite number of the Leased Premises, as referenced in Section 1.1 of the Lease, shall be Suite 421.

(b)           Annual Base Rent. The table set forth in Section 3.1 of the Lease is hereby deleted in its entirety and the following table shall be substituted in lieu thereof:

Months of Lease Term	Base Rent per RSF	Annual Base Rent	Monthly Base Rent
1-3	-	-	$2,738.91
4-7	-	-	$47,339.67
8-12	$56.04	$795,099.96	$66,258.33
13-24	$56.52	$801,910.68	$66,825.89
25-36	$57.01	$808,863.36	$67,405.28
37-48	$57.50	$815,815.92	$67,984.66
49-60	$58.01	$823,052.28	$68,587.69
61-72	$58.52	$830,288.76	$69,190.73
73-84	$59.03	$837,525.12	$69,793.76
85-96	$59.56	$845,045.28	$70,420.44
97-108	$60.09	$852,565.44	$71,047.12
109-120	$60.63	$860,227.56	$71,685.63
121-123	$61.73	$875,835.36	$72,986.28

3.            Conflicts. In the event of any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall govern.

4.            No Waiver. Each party’s execution of this Amendment shall not be deemed or construed to be a waiver of any of rights or remedies of the applicable party under the Lease (as amended hereby). Notwithstanding the foregoing, to the best of each of Landlord’s and Tenant’s knowledge, as of the date hereof, no uncured default, event of default, or breach by the other party exists under the Lease (as amended hereby), and no facts or circumstances exist that, with the passage of time or giving of notice, will or could constitute a default, event of default, or breach by the other party under the Lease (as amended hereby).

5.            Full Force and Effect. Except as specifically modified and amended hereby, all terms of the Lease shall remain in full force and effect.

6.            Binding Effect; No Modifications. This Amendment and all of its terms and conditions shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. No modifications or amendments of the Lease (as amended hereby) shall be binding unless such modification shall be in writing and signed by the parties thereto.

7.            Brokers. Landlord and Tenant each represent and warrant to the other that there were no real estate agents or brokers involved in the negotiation and execution of this Amendment other than Burns Scalo Brokerage LLC, whose compensation shall be paid by Landlord in accordance with such party’s agreement with such brokers. Landlord and Tenant shall each hold the other harmless from any claims for commissions, fees or compensation for the transactions described in the Lease (as amended hereby) by any other person or entity claiming to have acted as agent, representative or broker for such indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the Lease (as amended hereby).

8.            Entire Agreement. The Lease and this Amendment constitute the entire agreement between the parties with respect to the subject matter herein contained and all prior negotiations with respect to the subject matter herein contained are merged into and incorporated into the Lease (as amended hereby) and all prior documents and correspondence between the parties with respect to the subject matter herein contained (other than the Lease) are superseded and of no further force or effect.

9.            Counterparts; Delivery. This Amendment may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment (i) by portable document format (“PDF”) copy bearing the PDF signature of a duly authorized officer of any party hereto, whether delivered by facsimile, e-mail or physical delivery service (“PDF Signature”), or (ii) by electronic signature of a duly authorized officer of any party hereto, including, without limitation, “click through” acceptance, pursuant to electronic signature procedures such party may establish from time to time, including without limitation “docusign” (“Electronic Signature”), shall be equally as effective as delivery of a manually executed counterpart of this Amendment and shall constitute a valid and binding execution and delivery hereof. The parties hereto acknowledge and agree that: (x) each PDF Signature and/or Electronic Signature of such party will be enforceable to the same extent as a manual signature, whether in court or otherwise; and (y) such party will not raise any defenses or regulatory or statutory claims attempting to invalidate the enforceability of its PDF Signature or Electronic Signature.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Amendment by their duly authorized officers or agents, as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

350 TECHNOLOGY DRIVE PARTNERS, LLC, a Pennsylvania limited liability company

	By:	350 TECHNOLOGY DRIVE MANAGER, LLC, a Pennsylvania limited liability company, its Manager

		By:	/s/ James D. Scalo
James D. Scalo, its sole member

WITNESS/ATTEST:	TENANT:

NEUBASE THERAPEUTICS, INC., a Delaware corporation

	By:	/s/ Dietrich A. Stephan
Dietrich A. Stephan, Chairman and CEO